Exhibit 99.1

American BioScience, Inc.

Restricted Stock Unit Plan I

1. Purpose. The purpose of the Plan is to strengthen American BioScience, Inc., a California corporation, by providing an incentive to its and its Subsidiaries’ and Affiliates’ employees, officers, consultants, advisors and directors, thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprises. It is intended that this purpose be achieved by extending to employees, officers, consultants, advisors and directors of the Company and its Subsidiaries and Affiliates an added incentive for high levels of performance through Awards of Restricted Stock Units.

2. Definitions. For purposes of the Plan:

2.1 “Administrator” means the committee that administers the Plan pursuant to Section 3.

2.2 “Affiliate” means any entity directly or indirectly controlled by, controlling or under common control with the Company.

2.3 “Agreement” means an agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.4 “Award” means a grant of Restricted Stock Units.

2.5 “Beneficiary” means an individual designated as a Beneficiary pursuant to Section 10.4.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Change in Capitalization” means any increase or reduction in the number of Shares or other securities or reference property, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares or other securities or reference property, a change in value) in the Shares or other securities or reference property or any exchange of Shares or other securities or reference property for a different number or kind of Shares or other securities or reference property, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange, repurchase, change in corporate structure or otherwise.

2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Company” means American BioScience, Inc., a California corporation, and any corporation that acquires, directly or indirectly, including by operation of law, all or substantially all of the assets thereof.

2.10 “Effective Date” has the meaning set forth in Section 10.5.

2.11 “Eligible Individual” means any of the following individuals who is designated by the Administrator as eligible to receive Awards subject to the conditions set forth herein: (a) any Employee of the Company or a Subsidiary or Affiliate and (b) any individual to whom the Company or a Subsidiary or Affiliate has extended a formal, written offer of employment.

2.12 “Employee” means any individual who provides services to the Company or a Subsidiary or Affiliate in the capacity of an employee, officer, consultant, advisor or director. Any reference to “employment” in this Plan or in any Agreement shall mean the provision of services to the Company or a Subsidiary or Affiliate in any such capacity.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” on any date means: (i) if there should be a public market for the Shares or other securities or reference property on such date, the closing price of the Shares or other securities or reference property as reported on such date on the composite tape of the principal national securities exchange on which such Shares or other securities or reference property are listed or admitted to trading, or, if the Shares or other securities or property are not listed or admitted on any national securities exchange, the closing price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “Nasdaq”), or, if no sale of Shares or other securities or reference property shall have been reported on the composite tape of any national securities exchange or quoted on the Nasdaq on such date, the closing price on the immediately preceding date on which sales of the Shares or other securities or reference property have been so reported or quoted, and (ii) if there is not a public market for the Shares or other securities or reference property on such date, the value established by the Administrator in good faith.

2.15 “Participant” means a person to whom an Award has been granted under the Plan.

2.16 “Plan” means the American BioScience, Inc. Restricted Stock Unit Plan I, as amended from time to time.

2.17 “Restricted Stock Units” means rights granted to an Eligible Individual under Section 4 representing a notional number of Shares or other securities or reference property or a notional amount of cash.

2.18 “Shares” means the common stock, no par value, of the Company. There shall be included within the term Shares any common stock now or hereafter authorized to be issued, and any and all securities or other property of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, the Shares.

2.19 “Subsidiary” means any entity, whether or not incorporated, in which the Company directly or indirectly owns at least ten percent of the outstanding equity or other ownership interests.

2.20 “Termination Date” means the date that is ten years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 6.

2.21 “Transaction” has the meaning set forth in Section 8.

3. Administration.

3.1 Administration. The Plan shall be administered by the Board. The Administrator may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan.

3.2 Administrator Powers. Subject to the express terms and conditions set forth herein, the Administrator shall have the power from time to time to:

(a) select those Eligible Individuals to whom Awards shall be granted under the Plan, determine the number of Shares or other securities or reference property, or amount of cash, in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(b) construe and interpret the Plan and the Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;

(c) determine the duration and purposes of leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment for purposes of the Plan;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Administrator in the exercise of the above powers shall be final, binding and conclusive upon the Company, each Subsidiary and Affiliate, all Eligible Individuals and Participants, and all other persons having any interest hereunder.

3.3 Indemnification. No member of the Administrator shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each individual who acts as (or as part of) the Administrator for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

4. Awards of Restricted Stock Units.

4.1 Restricted Stock Unit Awards. The Administrator may grant to Eligible Individuals Awards of Restricted Stock Units, each of which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine and set forth therein. Restricted Stock Units awarded hereunder shall become vested at such time or times and on such terms and conditions as the Administrator may determine, and the Agreement evidencing the Award shall set forth any such restrictions; provided, that the Administrator may, in its discretion, vest any or all Restricted Stock Units at any time. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 4.

4.2 Nontransferability. Unless permitted by the Administrator, Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged, hypothecated or otherwise encumbered.

4.3 Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting thereof equal to (i) the Fair Market Value of a Share or other security or reference property as of the vesting date thereof or as of such other date determined by the Administrator at the time the Restricted Stock Unit is granted or (ii) such other amount or amounts of securities, other reference property or cash as set forth in an Agreement. The Administrator may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable or the securities issuable in respect of each Restricted Stock Unit.

4.4 Treatment of Dividends. The Administrator may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares or other securities or reference property by the Company shall be (i) not paid to holders of such Restricted Stock Units in respect of any period prior to the issuance of Shares or other securities or reference property therefor, (ii) paid without restriction or (iii) deferred until the lapsing of the restrictions imposed upon such Restricted Stock Units. In the event that dividends are to be deferred, the Administrator shall determine whether such dividends are to be deemed reinvested in Shares or other securities or reference property (which shall be held as additional Restricted Stock Units) or held in cash or property other than Shares or other securities or reference property. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Administrator, in its discretion, may determine. Payment of deferred dividends in respect of Restricted Stock Units (whether held in cash or as additional Restricted Stock Units), together with interest accrued thereon, if any, shall be made upon the vesting of the Restricted Stock Units to which such deferred dividends relate, and any dividends deferred (together with any interest accrued thereon) in respect of any Restricted Stock Units shall be forfeited upon the forfeiture of such Restricted Stock Units.

4.5 Delivery of Shares or Other Securities or Reference Property. Upon the vesting of

Restricted Stock Units that are to be settled other than in cash, the Administrator shall cause a stock certificate or evidence of book entry of such Shares or other securities or reference property to be delivered to the Participant with respect to such Restricted Stock Units subject to such further restrictions as the Administrator shall determine.

5. Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Administrator shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

6. Termination and Amendment of the Plan or Modification of Awards.

6.1 Plan Amendment or Termination. The Board may at any time terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares or other securities or reference property which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

6.2 Modification of Awards. The Board may at any time and from time to time modify Awards granted under the Plan, but no modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

7. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Award other than at the sole discretion of the Administrator;

(b) give any person any rights whatsoever with respect to Shares or other securities or reference property except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary or Affiliate will employ any person at any particular rate of compensation or for any particular period of time.

8. Effect of Certain Transactions.

8.1 In the event of a Change in Capitalization, the Administrator shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of Shares or other securities or reference property with respect to which Awards may be granted under the Plan and the number and class of Shares or other securities or reference property which are subject to outstanding Awards granted under the Plan. Any action by the Administrator pursuant to this Section 8.1 (including the determination to make no adjustment in respect of a Change in Capitalization) shall be final, binding and conclusive upon all Participants, Beneficiaries, transferees and other persons having or claiming any right or interest under the Plan.

8.2 In connection with (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction. The treatment of any Award as provided in this Section 8.2 shall be presumed to be appropriate for purposes of Section 8.1 and shall be final, binding and conclusive upon all Participants, Beneficiaries, transferees and other persons having or claiming any right or interest under the Plan.

9. Regulations and Other Approvals; Governing Law.

9.1 Except as to matters of federal law, the Plan and the rights of all persons claiming any interest hereunder shall be construed and determined in accordance with the laws of the State of California without giving effect to conflicts of laws principles thereof. In addition, with respect to Participants working outside the United States, the Administrator may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan, taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

9.2 The obligation of the Company to sell or deliver Shares or other securities or reference property with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Board may make such changes to the Plan and any Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

10. Miscellaneous.

10.1 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time. The Administrator may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

10.2 Withholding of Taxes. The Company or any Subsidiary or Affiliate (i) shall have the right to withhold from any payment of cash or Shares or other securities or reference property to a Participant or other person under the Plan an amount sufficient to satisfy any withholding taxes which may become required with respect to such payment or (ii) shall take or require the Participant to take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or settlement of any Award under the Plan. The Company or any Subsidiary or Affiliate shall have the right to require the payment of any such taxes and may require that any person furnish information deemed necessary by the Company or any Subsidiary or Affiliate to meet any tax reporting obligation as a condition to vesting or settlement or before making any payment pursuant to an Award.

10.3 Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

10.4 Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

10.5 Effective Date; Term. The effective date of the Plan (the “Effective Date”) shall be the date on which the Plan is approved and adopted by the Board. The Plan shall terminate on, and no Award shall be granted after, the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards thereafter.

American BioScience, Inc.

Restricted Stock Unit Agreement

(Plan I—vesting at closing)

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into as of •, 2006 (the “Grant Date”), by and between American BioScience, Inc., a California corporation (the “Company”), and • (the “Participant”).

WHEREAS, the Company and Abraxis BioScience, Inc. (formerly known as American Pharmaceutical Partners, Inc.), a Delaware corporation (“Abraxis”), have entered into an Agreement and Plan of Merger, dated as of November 27, 2005 (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, at the “Effective Time” (as defined in the Merger Agreement), the Company will merge with and into Abraxis (the “Merger”); and

WHEREAS, the Company intends hereby to grant the Participant Restricted Stock Units pursuant to the Company’s Restricted Stock Unit Plan I (the “Plan”), subject to the terms and conditions set forth in this Agreement and in the Plan.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth in this Agreement and the Plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Restricted Stock Units. Subject to the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant • Restricted Stock Units. The Participant acknowledges and agrees that the Restricted Stock Units granted pursuant to this Agreement, together with those restricted stock units granted pursuant to the Company’s Restricted Stock Unit Plan II, are in full and final satisfaction of any rights that the Participant has or may have had to equity compensation from the Company or any of its Affiliates pursuant to any agreement or understanding in effect prior to the date of this Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

2. Vesting of Restricted Stock Units. Subject to earlier forfeiture as provided in this Agreement and subject to Section 7(c), the Restricted Stock Units granted pursuant to this Agreement shall vest in full on the date on which the Effective Time occurs (the “Vesting Date”).

3. Forfeiture of Restricted Stock Units. Unless the Administrator shall determine otherwise, unvested Restricted Stock Units shall be forfeited if (i) the Participant is not continuously an Employee of the Company or a Subsidiary or Affiliate from the Grant Date until the Vesting Date or (ii) the Merger Agreement is terminated in accordance with its terms. In the event of a forfeiture pursuant to this Section 3, the forfeited Restricted Stock Units shall cease to be outstanding and the Participant shall cease to have any right, title or interest in, to, on account of or in respect of the forfeited Restricted Stock Units.

4. Conversion of Restricted Stock Units. On the Vesting Date, the aggregate number of Restricted Stock Units granted to the Participant pursuant to this Agreement shall be converted into a number of shares of common stock, par value $.001 per share, of Abraxis (such shares (which shall include any shares or other property for which such shares are exchanged or into which such shares are converted), the “Abraxis Common Stock”), equal to (i) $• (the “Notional Price”) multiplied by such aggregate number of such Restricted Stock Units divided by (ii) the average of the closing prices of Abraxis Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) over the three consecutive Trading Days ending on and including the second full Trading Day preceding the Vesting Date (the “Abraxis Stock Price”); provided, that the Administrator may, in its sole discretion, determine to settle such Restricted Stock Units in whole or in part in cash equal to, for each Restricted Stock Unit settled in cash, the Notional Price rather than in shares of Abraxis Common Stock. For purposes of this Agreement, a “Trading Day” means a day on which shares of Abraxis Common Stock are traded on the Nasdaq National Market.

5. Settlement of Restricted Stock Units. If settlement of such Restricted Stock Units is made in the form of shares of Abraxis Common Stock, such shares of Abraxis Common Stock shall be evidenced by book entry registration or by a certificate registered in the name of the Participant. Settlement of Restricted Stock Units shall occur on or as soon as practicable following the Vesting Date but in no event later than March 15th of the year following the year in which the Vesting Date occurs.

6. No Dividend, Voting and Other Rights. The Participant shall have no dividend, voting or other rights of a shareholder with respect to any securities or other property in respect of the period prior to the time, if any, that shares of Abraxis Common Stock are issued in the name of the Participant in settlement thereof.

7. Miscellaneous.

(a) Nontransferability. The Restricted Stock Units, or a portion thereof, may not be transferred by the Participant without the consent of the Administrator.

(b) No Employment Rights; No Effect on Compensation. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company or any Subsidiary or Affiliate to continue to maintain the Participant as an Employee for any period. For purposes of this Agreement, the Participant shall be considered to be continuously an Employee of the Company if he or she is an Employee of a Subsidiary or Affiliate and his or her status as an Employee shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be a Participant, by reason of the transfer of the Participant’s employment among the Company, a Subsidiary or an Affiliate. Compensation in respect of Restricted Stock Units shall not be taken into account under any employee benefit plan, program or arrangement of the Company, any Subsidiary or any Affiliate.

(c) Withholding. It shall be a condition to the vesting of any Restricted Stock Units, the payment of cash hereunder, or the issuance of securities or other property hereunder, as the case may be, that the Participant shall pay, or make provisions for payment of, all applicable income, employment or other tax (or similar) and social security (or similar) withholding requirements in a manner that is satisfactory to the Company for the payment thereof. In this regard, the Company may elect to withhold a portion of the securities or other property then issuable to the Participant with a Fair Market Value equal to, or a portion of the cash to which the Participant is entitled in an amount equal to, the amount of such withholding requirements.

(d) Amendment. Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified in a manner that adversely affects the rights of the Participant, unless evidenced in writing and signed by the Company and the Participant. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent, except to the extent necessary to comply with applicable law.

(e) Notices. All notices under this Agreement shall be (i) delivered by hand, (ii) sent by commercial overnight courier service, (iii) sent by registered or certified mail, return receipt requested, and first-class postage prepaid or (iv) faxed, in each case to the parties at their respective addresses and facsimile numbers set forth in the records of the Company or at such other address or facsimile number as may be designated in a notice by either party to the other.

(f) Compliance with Applicable Law. The Company shall not be obligated to issue any securities or other property pursuant to this Agreement if the issuance thereof would result in a violation of any applicable federal and state securities laws.

(g) Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Administrator, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine reasonably and in good faith any questions that arise in connection with this Agreement, and any such determination shall be final, binding and conclusive on all Participants and other individuals claiming any right under the Plan. The failure of the Company or the Participant to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

(h) Severability. Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(i) Rounding. Any fractional share resulting from any of the calculations or determinations made under this Agreement shall be rounded down to the nearest whole share.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed and delivered this Agreement as of the date first written above.

AMERICAN BIOSCIENCE, INC.

By:

Title:

PARTICIPANT